EXECUTION COPY

                                ESCROW AGREEMENT
                                ----------------

     This Escrow Agreement (the "Escrow Agreement"), made and entered into this 29th day of September, 2003, by and among Midwest Express Holdings, Inc., a Wisconsin corporation ("Holdings"), Midwest Airlines, Inc., a Wisconsin corporation ("Midwest"), Skyway Airlines, Inc., a Delaware corporation ("Skyway"), YX Properties, LLC, a Nebraska limited liability company ("YX," and together with Midwest and Skyway, the "Co-Borrowers"), the parties identified as Noteholders on the signature pages hereto (collectively, the "Noteholders"), and Robert W. Baird & Co. Incorporated (the "Escrow Agent").

                                    RECITALS
                                    --------

     WHEREAS, Holdings, Co-Borrowers and the Noteholders have entered into that certain Securities Purchase Agreement dated as of September 29, 2003 (the "Securities Purchase Agreement"), providing for the issuance and sale by Holdings and Co-Borrowers of $25,000,000 principal amount of 6.75% Convertible Senior Secured Notes due October 1, 2008 (the "Notes");

     WHEREAS, Holdings, Co-Borrowers and the Noteholders intend that the obligations of Holdings and Co-Borrowers under the Notes are to be secured pursuant to the terms of a Security Agreement dated as of September 29, 2003 (the "Security Agreement") among Holdings, Co-Borrowers, SF Capital Partners, Ltd. (as Collateral Agent for the Noteholders) and the Noteholders and pursuant to the terms of a Mortgage dated as of September 29, 2003 (the "Mortgage") by Skyway to SF Capital Partners, Ltd., as agent for the benefit of the Noteholders; and

     WHEREAS, pursuant to the Securities Purchase Agreement, Holdings, Co-Borrowers and the Noteholders wish the Escrow Agent to serve as escrow agent on the terms and conditions provided below.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and obligations contained herein, Holdings, Co-Borrowers, the Noteholders and the Escrow Agent agree as follows:

     1. Holdings, Co-Borrowers and the Noteholders appoint the Escrow Agent as their escrow agent for the following purposes:

     (a) to hold, pursuant to this Escrow Agreement: (i) the Security Agreement; (ii) the Mortgage; (iii) Notes in the aggregate principal amount of $15,000,000; (iv) the Registration Rights Agreement dated as of September 29, 2003 among Holdings and the Noteholders; (v) all UCC-1 financing statements and Federal Aviation Administration lien registration statements; and (vi) all other documents or deliveries in connection with the First Closing (as defined in Section 8.20 of the Securities Purchase Agreement) other than the Securities Purchase Agreement and this Escrow Agreement (the "First Closing Deliveries");

     (b) to hold, pursuant to this Escrow Agreement, $15,000,000 and any accumulated interest and other earnings thereon (the "Escrowed Funds"); and

     (c) to invest and reinvest the Escrowed Funds, as instructed in writing by Holdings, in:

          (i) marketable obligations of the United States having a maturity of not more than one year from the date of acquisition;

          (ii) marketable obligations directly and fully guaranteed by the United States having a maturity of not more than one year from the date of acquisition;

          (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations issued by any bank organized under the laws of the United States or any state thereof with capital, surplus and undivided profits aggregating at least $100,000,000, in each case having a maturity of not more than one year from the date of acquisition;

          (iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank of the type described in clause (iii) above; or

          (v) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc.

          In the absence of any such written instructions from Holdings, the Escrowed Funds shall be invested in the General Treasury Prime Money Market Fund, Inc. Class B. Notwithstanding the references in this Escrow Agreement to the Securities Purchase Agreement, Holdings, Co-Borrowers and the Noteholders acknowledge that, subject to Section
          2.12 of the Securities Purchase Agreement, the Escrow Agent is neither party to the Securities Purchase Agreement for any purpose nor responsible for its interpretation or enforcement.

     2. The Escrow Agent shall deliver the Escrowed Funds and the First Closing Deliveries as follows:

     (a) Escrowed Funds and one executed set of the First Closing Deliveries to Holdings, and one executed set of the First Closing Deliveries to each Noteholder (provided, however, that any Note shall be delivered only to the applicable Noteholder), promptly upon receipt of a certificate dated not more than ten calendar days prior to such receipt, referring to this Escrow Agreement and stating that:

          (i)  the signatory is a duly authorized officer of Holdings;

          (ii) The collateral agent for the benefit of the Noteholders under the Security Agreement and the Mortgage (the "Collateral Agent") shall receive, upon release of the First Closing Deliveries and the making of any appropriate filings and recordings, a valid and perfected security interest in the Collateral (as defined in the Security Agreement) in accordance with all of the terms and conditions of the Security Agreement, and a valid mortgage lien on the Premises (as defined in the Mortgage), free and clear of all mortgages, deeds of trust, liens, security interests and other charges or encumbrances except Permitted Liens (as defined in the Security Agreement) and, in the case of the Mortgage, matters of record; and

          (iii) the Noteholders shall each receive, upon release of the First Closing Deliveries (and making of appropriate recordings with the Federal Aviation Administration), an opinion rendered by Daugherty, Fowler, Peregrin & Haught in the form attached to the Securities Purchase Agreement as Exhibit C and addressed to the Noteholders (the "Aviation Opinion"); or

     (b) If a Noteholder Waiver Trigger (as defined below) occurs with respect to any Noteholder, then:

          (i) Escrowed Funds in proportion to the Distribution Percentage (set forth on the appropriate signature page hereto) allocable to such Noteholder (including all interest and other earnings thereon) shall be delivered to Holdings;

          (ii) one set of First Closing Deliveries, other than the Security Agreement, executed or delivered by such Noteholder (including one signature counterpart of each executed by such Noteholder) shall be delivered to Holdings; and

          (iii) one set of First Closing Deliveries, other than the Security Agreement, Mortgage and any related financing statements or filing documents, executed or delivered by Holdings or any Co-Borrower (including one signature counterpart of each executed by Holdings or any Co-Borrower) shall be delivered to such Noteholder; or

     (c) If a Noteholder Return Trigger or Company Return Trigger (as such terms are defined below) occurs with respect to any Noteholder, then:

          (i) Escrowed Funds in proportion to the Distribution Percentage (set forth on the appropriate signature page hereto) allocable to such

               Noteholder (including all interest and other earnings thereon) shall be delivered to each such Noteholder;

          (ii) all First Closing Deliveries and signature counterparts thereto delivered or executed by such Noteholder shall be delivered to such Noteholder; and

          (iii) all remaining First Closing Deliveries and signature counterparts thereto delivered or executed by Holdings, Midwest, Skyway or YX shall be delivered to Holdings; or

     (d) If Escrow Agent receives written evidence that Holdings or any Co-Borrower has filed a voluntary petition under, or is subject to an order for relief pursuant to, Title 11 of the United States Code, then:

          (i) all Escrowed Funds (including all interest and other earnings thereon) shall be delivered to the Noteholders whose Escrowed Funds have not yet been released to Holdings, pro rata in proportion to their respective Distribution Percentages (set forth on the appropriate signature page hereto);

          (ii) all First Closing Deliveries and signature counterparts thereto delivered or executed by any Noteholder shall be delivered to such Noteholder; and

          (iii) all remaining First Closing Deliveries and signature counterparts thereto delivered or executed by Holdings, Midwest, Skyway or YX shall be delivered to Holdings.

     3. (a) A "Noteholder Waiver Trigger", with respect to any Noteholder, shall occur on the first date, if any, on which each of the following is true: (i) the certificate of Holdings referred to in Section 2(a) above has not been delivered to the Escrow Agent, (ii) a Company Return Trigger has not occurred with respect to such Noteholder and (iii) the Escrow Agent has received from such Noteholder a certificate, dated not more than ten calendar days prior to such receipt, referring to this Escrow Agreement and stating that (A) the signatory is a duly authorized officer of such Noteholder and (B) such Noteholder has elected to release its Escrowed Funds (and all interest and other earnings thereon allocable to such Noteholder) to Holdings notwithstanding that the certificate of Holdings referred to in Section 2(a) above has not been delivered to the Escrow Agent.

     (b) A "Noteholder Return Trigger", with respect to any Noteholder, shall occur on the first date, if any, after November 30, 2003 on which each of the following is true: (i) the certificate of Holdings referred to in Section 2(a) above has not been delivered to the Escrow Agent, (ii) a Company Return Trigger has not occurred with respect to such Noteholder and (iii) the Escrow Agent has received from such Noteholder a certificate, dated not more than ten calendar days prior to such receipt, referring to this Escrow Agreement and stating that
(A) the signatory is a duly authorized officer of such Noteholder and (B) such Noteholder has elected to terminate the Securities Purchase Agreement as to such Noteholder.

     (c) A "Company Return Trigger", with respect to any Noteholder, shall occur on the first date, if any, on or after December 31, 2003 on which each of the following is true: (i) a Noteholder Waiver Trigger has not occurred with respect to such Noteholder and (ii) the Escrow Agent has received from Holdings a certificate dated not more than ten calendar days prior to such receipt, referring to this Escrow Agreement and such Noteholder and stating that (A) the signatory is a duly authorized officer of Holdings, (B) Holdings has elected to terminate the Securities Purchase Agreement as to such Noteholder and (C) Holdings has given notice to such Noteholder (a copy of which notice has been provided to the Escrow Agent) of Holdings' election to terminate the Securities Purchase Agreement as to such Noteholder and at least six business days have elapsed since the date on which such notice was received or deemed received pursuant to the notice provisions of the Securities Purchase Agreement.

     4. Escrowed Funds that have not been released to Holdings pursuant to
Section 2(a) or (b) above shall be and remain the property of the Noteholders as to which Escrowed Funds have not been released (according to their respective interests), subject to the terms of this Escrow Agreement. Subject to the next sentence, First Closing Deliveries deposited with the Escrow Agent by any party and not released pursuant to Section 2(a) or (b) shall not be deemed to have been delivered to any other party. Notwithstanding the foregoing, those provisions (and only those provisions) of the Security Agreement appointing the Collateral Agent and providing for the rights, responsibilities and replacement of the Collateral Agent shall be effective as of the date of this Escrow Agreement as if the Security Agreement had been delivered by each of the parties thereto to each of the other parties thereto. No person may give any notice, instruction or direction to exercise any right of conversion under any Note that has not been released pursuant to Section 2(a) or (b).

     5. The Escrow Agent hereby accepts its obligations under this Escrow Agreement and represents that it has the corporate power and legal authority to enter into this Escrow Agreement and perform its obligations hereunder. The Escrow Agent further agrees that all property held by the Escrow Agent hereunder shall be segregated from all other property held by the Escrow Agent and shall be identified as being held in connection with this Escrow Agreement. Segregation may be accomplished by appropriate identification on the books and records of the Escrow Agent. The Escrow Agent agrees that its documents and records with respect to the transactions contemplated hereby will be available upon prior written request for examination by authorized representatives of Holdings, Co-Borrowers and the Noteholders during regular business hours.

     6. The Escrow Agent shall be entitled to receive from Holdings, from time to time, reimbursement for any reasonable costs and expenses incurred by it under this Escrow Agreement. The Escrow Agent shall not have a lien upon, or any other right whatsoever to payment from, the Escrowed Funds held hereunder by the Escrow Agent, for or on account of such right to payment and reimbursement or otherwise.

     7. The Escrow Agent shall not have any duties or responsibilities hereunder except as expressly set forth herein and shall have no responsibility for ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Escrowed Funds, other than investments made by it pursuant to Section 1(c) above, whether or not the Escrow Agent has or is deemed to have knowledge or notice of such matters, or taking any steps to preserve rights against any parties with respect to any Escrowed Funds. The Escrow Agent is not responsible in any manner whatsoever for any failure or inability of any party other than the Escrow Agent to honor any of the provisions of this Escrow Agreement. The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute under, or concerning the construction of any of the provisions of or any of the Escrow Agent's duties under, this Escrow Agreement, and the Escrow Agent will incur no liability and will be fully protected in acting and refraining from acting in good faith in accordance with the opinion and instruction of such counsel.

     8. The Escrow Agent shall be entitled to rely upon any notice, certificate, affidavit, letter, document or other communication which is believed by the Escrow Agent to be genuine and to have been signed or sent by the proper party or parties, and may rely on statements contained therein without further inquiry or investigation. The Escrow Agent shall not be deemed to have notice of or knowledge about any matter unless provided in writing in accordance with Section 14 of this Escrow Agreement.

     9. The Escrow Agent shall not be liable for any action taken in accordance with the terms of this Escrow Agreement, including without limitation, any investment made in accordance with Section 1(c) or release in accordance with
Section 2. The Escrow Agent shall not be liable for any other action or failure to act under or in connection with this Escrow Agreement, except for its own gross negligence or willful misconduct.

     10. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion exercised in good faith, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing are binding upon it, and in the event that the Escrow Agent in good faith obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance, notwithstanding that such writ, order or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     11. In the event of any disagreement between Holdings or Co-Borrowers and the Noteholders, or any other person, resulting in an adverse claim to the Escrowed Funds or First Closing Deliveries, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim and shall not be liable for damages or interest to any such person or persons for its failure to comply with such adverse claims; and the Escrow Agent shall be entitled to continue to so refrain until:

     (a) The rights of the adverse claimants shall have been finally adjudicated by a court of competent jurisdiction; or

     (b) All differences are settled and the Escrow Agent has received a notice to that effect signed by all interested persons.

In the event of such disagreement, the Escrow Agent in its discretion may file a suit in interpleader for the purpose of having the respective rights of the claimants of such funds or other property adjudicated.

     12. Holdings and Co-Borrowers, and each of them, hereby agree to indemnify the Escrow Agent, and hold the Escrow Agent harmless, from and against any and all claims, costs, expenses, demands, judgments, losses, damages and liabilities, including without limitation reasonable attorneys' fees and disbursements, arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under or in connection with this Escrow Agreement, including without limitation any action brought by the Escrow Agent pursuant to Section 11 above, except such as may be caused by the gross negligence or willful misconduct of the Escrow Agent.

     13. The Escrow Agent (in this Section, the "Existing Escrow Agent") may at any time resign by giving written notice of such resignation to Holdings and the Noteholders, and such resignation shall be effective 30 calendar days following the date such notice is given. If any such resignation of the Existing Escrow Agent shall occur, a successor Escrow Agent (the "Successor Escrow Agent") will be appointed by Holdings and the Noteholders. Any such Successor Escrow Agent shall deliver to Holdings and the Noteholders a written instrument accepting such appointment and upon such delivery will succeed to all rights and duties of the Existing Escrow Agent under this Escrow Agreement (and shall be deemed to be the "Escrow Agent" for all purposes of this Escrow Agreement) and will be entitled to receive from the Existing Escrow Agreement the Escrowed Funds (and any earnings thereon) and the First Closing Deliveries, to hold pursuant to this Escrow Agreement, upon which receipt the Existing Escrow Agent shall have no further obligation under this Escrow Agreement. If Holdings and the Noteholders are unable to agree upon a Successor Escrow Agent or have failed to appoint a Successor Escrow Agent prior to the expiration of 30 calendar days following the date of the notice of resignation, the Existing Escrow Agent shall petition any court of competent jurisdiction for the appointment of a Successor Escrow Agent or other appropriate relief, and any such resulting appointment will be binding upon all parties to this Escrow Agreement. Upon acknowledgment by any Successor Escrow Agent of receipt of the Escrowed Funds (including any earnings thereon) and the First Closing Deliveries, the Existing Escrow Agent will be fully relieved of all duties, responsibilities and obligations under this Escrow Agreement, except with respect to actions previously taken or omitted to be taken by the Existing Escrow Agent.

     14. All communications or notices required under this Escrow Agreement shall be deemed to have been given on the date when deposited in the United States mail, postage prepaid, and addressed as follows:

     (a)  if to Holdings:

          6744 South Howell Avenue
          Oak Creek, WI  53154
          Attn:  Chief Financial Officer

          with a copy to:

          6744 South Howell Avenue
          Oak Creek, WI  53154
          Attn:  General Counsel

     (b)  if to the Noteholders:

          SF Capital Partners Ltd.
          3600 South Lake Drive
          Saint Francis, WI  53235
          Attn:  Brian Davidson;  and


          William Blair & Company, L.L.C
          222 West Adams Street
          Chicago, IL  60606
          Attn:  David Mitchell

     (c)  if to the Escrow Agent:

          Robert W. Baird & Co. Incorporated
          777 East Wisconsin Avenue
          Milwaukee, WI  53202
          Attn:  Lance Lange

     15. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     16. This Escrow Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws of the State of New York, without any reference to principles of conflict of law.

     17. This Escrow Agreement may be entered into in any number of counterparts to include facsimile, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Escrow Agreement.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement or caused this Escrow Agreement to be executed and delivered by their duly authorized officers on the date first above written.


                                  MIDWEST EXPRESS HOLDINGS, INC.


                                  By: /s/ Robert S. Bahlman
                                      ------------------------------------------
                                  Name:  Robert S. Bahlman
                                  Title: Senior Vice President and
                                         Chief Financial Officer


                                  MIDWEST AIRLINES, INC.


                                  By: /s/ Robert S. Bahlman
                                      ------------------------------------------
                                  Name:  Robert S. Bahlman
                                  Title: Chief Financial Officer


                                  SKYWAY AIRLINES, INC.


                                  By: /s/ Robert S. Bahlman
                                      ------------------------------------------
                                  Name:  Robert S. Bahlman
                                  Title: Chief Financial Officer


                                  YX PROPERTIES, LLC


                                  By: /s/ Robert S. Bahlman
                                      ------------------------------------------
                                  Name:  Robert S. Bahlman
                                  Title: President

                    [SIGNATURE PAGES OF NOTEHOLDERS OMITTED]

                                  NOTEHOLDER

                                  [NAME OF NOTEHOLDER]



                                  By:
                                      ------------------------------------------
                                  Name:
                                  Title:
                                  Distribution Percentage:
                                                          ------

                                   ROBERT W. BAIRD & CO. INCORPORATED


                                  By: /s/ Lance R. Lange
                                      ------------------------------------------
                                  Name:  Lance R. Lange
                                  Title: Director, Private Placement Group